                               Exhibit 10.30

                                             Confidential Treatment Requested
                                      Under 17 C.F.R. Sections 200.80 (b)(4),
                                                           200.83 and 230.406

           ***Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.


                    SOLE COMMERCIAL PATENT LICENSE AGREEMENT

      THIS AGREEMENT, made effective on the 15th day of June 1997, by and between LOCKHEED MARTIN ENERGY RESEARCH CORPORATION (hereinafter "LMER"), a corporation organized and existing under the laws of the State of Delaware and whose address for notices is Post Office Box 2009, Oak Ridge, Tennessee 37831-8242, and Gene Logic, Inc., (hereinafter "Licensee"), a corporation organized and existing under the laws of the State of Delaware and whose address for notices is 10150 Old Columbia Road, Columbia, Maryland 21046.

W I T N E S S:

            A. LMER, pursuant to Contract No. DE-AC05-96OR22464 (hereinafter "Prime Contract") with the United States Government, as represented by the Department of Energy (hereinafter "DOE") has developed and/or obtained certain Proprietary Rights relating to Products and Processes, subject to a nonexclusive, nontransferable, irrevocable, paid-up license reserved by the DOE for the United States Government (hereinafter Federal government) and certain march-in rights and any other conditions of waivers granted by the DOE; and

            B. Pursuant to that certain Option Agreement dated February 12, 1997 between Licensee and LMER, LMER has granted Licensee an option to enter into a Sole Commercial Patent License Agreement to such Proprietary Rights; and

      C. Licensee desires to exercise the option granted under the Option Agreement to obtain sole commercial rights under LMER's Proprietary Rights, as hereinafter stated.

      THEREFORE, in consideration of the foregoing premises, and their respective covenants, undertakings and agreements contained herein, the parties hereto agree to be bound as follows:

1. Definitions

1.1 "Proprietary Rights" shall mean LMER's patents and patent applications listed in Exhibit A attached hereto and hereby incorporated into this Agreement by reference and all the United States and corresponding foreign patents issuing from such United States patent applications and corresponding patent applications filed in foreign jurisdictions including all continuations, continuations-in-part, substitutions, divisions, reissues, reexaminations and temporal extensions of any of the foregoing.

1.2 "Products and Processes" shall mean any and all processes used and/or products manufactured, used, sold, imported, or transferred by Licensee or "Sublicensee(s)," covered by one or more claims of the Proprietary Rights licensed hereunder.

1.3 "Net Sales" shall mean the total amounts invoiced to purchasers during the accounting period in question for Products sold by Licensee less allowances for returns and exchange of Products, bad debts, insurance, government charges, discounts, rebates, commissions, freight, postage, insurance, transportation, and taxes on Products and Processes. Net Sales in the case of Products used or transferred shall mean the fair market value of Products as if they were sold to an unrelated third party in similar quantities.

1.4 "Sublicensee" shall mean any third party to whom Licensee has granted a sublicense.

1.5 "Sublicensing Revenue" shall mean the amount actually paid to Licensee by a Sublicensee for the manufacture, use or sale of Products or the use or sale of a Process, including any license fees, royalties and milestone payments or other consideration.

2. Grants

2.1 Subject to the terms and conditions of this Agreement, LMER hereby grants to Licensee the worldwide sole commercial right and license under the Proprietary Rights to use, sell or offer for sale the Process and to manufacture, use, sell or offer for sale the Products. This grant includes right to grant sublicenses to others within the same scope and breadth of Licenseeis grant. Licensee agrees to provide LMER a copy of each sublicense agreement for LMERis review and approval of the terms and conditions therein prior to the execution thereof. Such review and approval shall not be unreasonably withheld or delayed.

2.2 LMER hereby agrees not to grant to any other party right and license to Proprietary Rights in accordance with the grant hereinabove as long as Licensee abides by the terms and conditions of this Agreement, unless required to so grant such right and license in accordance with Federal Statutory or Regulatory enactments conditioning the waiver of rights to LMER by the DOE, particularly as set forth in 41 CFR 9-9.109-(6)i; 10 CFR Part 781; or 37 CFR Part 404.

2.3 Licensee agrees that any Products for use or sale in the United States shall be manufactured substantially in the United States.

2.4 Licensee agrees to affix appropriate markings (for example, "Licensed Patent Pending", or "Patent Pending, Licensed from Lockheed Martin Energy Research Corporation") of the applicable LMER Proprietary Rights (and the fact that LMER was the source of these rights) upon or in association with Licensee's licensed Products and Processes or services and Licensee agrees to use its best efforts to follow any guidance concerning marking of its licensed Products and Processes which LMER may hereafter render and to assure that all those under Licensee's control also mark the licensed Product or Process appropriately.

3. Royalties And Commercialization Plan

3.1 In consideration of the rights and licenses granted herein, Licensee agrees to the provisions of Exhibit B1, Exhibit B2 and Exhibit C attached hereto and hereby incorporated into this Agreement by reference.

3.2 No royalties shall be owing on any Processes used or Products produced for or under any Federal governmental agency contract pursuant to the DOE nonexclusive license for Federal governmental purposes but only to the extent that Licensee can show that the Federal government received a discount on Product sales which discount is equivalent to or greater than the amount of any such royalty that would otherwise be due. Any sales for Federal governmental purposes shall be reported under the Records and Reports Section hereinbelow by providing: (a) a Federal government contract number; (b) identification of the Federal government agency; and (c) a description as to how the benefit of the royalty-free sale was passed onto the Federal government.

3.3 The royalty provisions of Exhibit B shall be offset by any advances made by Licensee in the Infringement by Third Parties Section hereinbelow.

3.4 Upon termination of this Agreement for any reason whatsoever, any royalties which are due but have not yet been paid shall be properly reported and paid to LMER within thirty (30) days of any such termination.

3.5 The Royalty provisions hereunder and in Exhibit B shall terminate upon the expiration of the Proprietary Rights described in Exhibit A, as may be applicable to any particular Product or Process.

4. Records and Reports

4.1 Licensee agrees to keep adequate records of Licensee in sufficient detail to enable royalties and Sublicensing Revenue payable hereunder to be determined and to provide such records for inspection by authorized representatives of LMER, at any time, upon reasonable advance notice of at least seventy-two (72) hours, during regular business hours of Licensee. Licensee agrees that any additional records of Licensee and Sublicensees, related to sales of Products and Processes, as LMER may reasonably determine are necessary to verify the above records, shall also be provided to LMER for inspection.

4.2 Within thirty (30) calendar days after the close of each calendar half-year during the term of this Agreement (i.e. January 31 and July 31), Licensee will furnish LMER a written report providing: (a) the aggregate amount of all Net Sales and Sublicensing Revenues in U.S. Dollars during the preceding calendar half-year period including sales to any Federal governmental agency under
Section 3.2 hereinabove and the aggregate amount of all non-U.S. Net Sales, and if none, Licensee will so indicate; (b) the aggregate amount of royalties due LMER in U.S. Dollars for the preceding calendar half-year period pursuant to the provisions hereof; and (c) the aggregate amount of the royalties due LMER in U.S. Dollars payable to the order of Lockheed Martin Energy Research Corporation pursuant to the report to be transmitted in accordance with the Notices Section hereinbelow.

4.3 Should Licensee fail to make any payment to LMER within the time period prescribed for such payment, then the unpaid amount shall bear interest at the lesser of (i) the rate of one and one-half percent (1.5%) per month or, (ii) the greatest amount permitted by law, from the date when payment was due until payment in full, with interest, is made.

5. Technical Assistance

5.1 LMER agrees, upon the written request of Licensee, to use best reasonable efforts and due diligence to assist Licensee in seeking necessary DOE approvals for LMER to provide technical assistance to Licensee at LMER facilities under appropriate agreements. The cost of such technical assistance shall be paid by the Licensee.

5.2 LMER agrees to permit its employees, within LMER corporate policy guidelines then in effect and subject to DOE requirements then in effect, to provide consulting services to Licensee with reference to Licensee's use and commercial exploitation of the

Proprietary Rights as contemplated herein. Licensee shall make payment directly to the individual consultant(s) for all such services.

6. Infringement by Third Parties

6.1 Licensee shall give notice of any discovered third party infringement of the Proprietary Rights to LMER. In the event that LMER does not take appropriate action to stop or prevent such infringement within ninety (90) days after receiving such notice and diligently pursue such action, Licensee has the right to take appropriate action to stop and prevent the infringement, including the right to file suit.

6.2 In the event that Licensee files suit to stop infringement or defends any action against the validity of any patent included in the Proprietary Rights, Licensee shall indemnify and hold LMER harmless against all liability, expense and costs, including attorneys' fees incurred as a result of any such suit.

6.3 Licensee may, however, apply all such costs as a reduction of any royalties due and payable to LMER under the terms of this Agreement at such time as verified bills of costs actually incurred are reported to LMER in accordance with the Records and Reports Section hereinabove.

6.4 In the event Licensee secures a judgment against any third party infringer, after accounting for and paying all of Licensee's costs associated with prosecution of such action as well as paying LMER for any reduction of royalties pursuant to this section, Licensee shall pay LMER its royalties as set forth hereinabove on any balance of proceeds actually received and Licensee shall retain any such remaining balance of proceeds.

6.5 The parties hereby agree to cooperate with each other in the prosecution of any such legal actions or settlement actions undertaken under this section and each will provide to the other all pertinent data in its possession which may be helpful in the prosecution of such actions; provided, however, that the party in control of such action shall reimburse the other party for any and all costs and expenses in providing data and other information necessary to the conduct of the action.

6.6 The party having filed such action shall be in control of such action and shall have the right to dispose of such action in whatever reasonable manner it determines to be the best interest of parties hereto, except that any settlement which affects or admits issues of patent validity shall require the advance written approval of LMER.

7. Representations and Warranties

7.1 LMER represents and warrants that Exhibit A contains a complete and accurate listing of all the Proprietary Rights licensed and that LMER has the right to grant the rights, licenses, and privileges granted herein.

7.2 LMER represents and warrants that LMER has no knowledge of any claims of infringement filed against LMER for practicing the Exhibit A Proprietary Rights anywhere in the world.

7.3 Except as set forth hereinabove, LMER makes NO REPRESENTATIONS AND WARRANTIES, express or implied, with regard to the infringement of proprietary rights of any third party.

7.4 Licensee acknowledges that the export of any of the Proprietary Rights from the United States or the disclosure of any of the Proprietary Rights to a foreign national may require some form of license from the U.S. Government. Failure to obtain any required export licenses by Licensee may result in Licensee subjecting itself to criminal liability under U.S. laws.

8. Disclaimers

8.1 Neither LMER, the DOE, nor any persons acting on their behalf shall be responsible for any injury to or death of persons or other living things or damage to or destruction of property or for any other loss, damage, or injury of any kind whatsoever resulting from Licensee's use or sale of any Process, Licensee's manufacture, use, sale or import of any Products, or the manufacture, use, sale or import for Licensee of any Products hereunder.

8.2 EXCEPT AS SET FORTH HEREINABOVE, NEITHER LMER, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS;
(3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, LMER AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PROCESSES USED OR SOLD, PRODUCTS MANUFACTURED, USED, SOLD OR IMPORTED BY, OR PRODUCTS MANUFACTURED, USED, SOLD OR IMPORTED FOR LICENSEE. NEITHER LMER NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.

8.3 Licensee agrees to indemnify LMER, the DOE, and persons acting on their behalf for all damages, costs, and expenses, including attorney's fees, arising from, but not limited to, Licensee's making, using, selling or importing of, or the making, using, selling or importing on behalf of Licensee Products or Licenseeis using and selling of Processes, in whatever form furnished hereunder, except for damages, costs and expenses arising out of LMER's gross negligence or willful misconduct.

9. Term of Agreement and Early Termination

9.1 This Agreement shall until the expiration of the last to expire of the Proprietary Rights subject to early termination as set forth hereinbelow and the terms and conditions set forth in Exhibit B1, Exhibit B2 and Exhibit C attached hereto and hereby incorporated into this Agreement by reference thereto.

9.2 Either Party shall have the right to terminate this Agreement without judicial resolution upon notice to the other Party after a breach of any material provision by the other Party has gone uncorrected for sixty (60) days after the other Party has been notified in writing of such breach. In the event of a breach, either Party shall have the right to all remedies available at law.

9.3 This Agreement shall terminate automatically upon the extinguishment of all of the Exhibit A Proprietary Rights, for any reason.

9.4 Licensee shall provide notice to LMER of its intention to file a voluntary petition in bankruptcy or of another party's intention to file an involuntary petition in bankruptcy for Licensee. Licensee's failure to provide such notice to LMER of such intentions shall be deemed a material, pre-petition, incurable breach of this Agreement.

9.5 Except in the event of a sale to, or merger with, a party succeeding to substantially all of the assets of the Licensee which relate to the subject matter of this Agreement and subject to execution of a substantially similar copy of this Agreement whereby the succeeding party accepts all terms and conditions hereof, LMER, at its sole discretion, may immediately terminate this Agreement upon any attempt by Licensee to transfer its interest, in whole or in part, in this Agreement to any other party.

9.6 The Parties agree that Licensee, if not then in breach of any portion of Exhibit B1 or Exhibit B2 of this Agreement, may voluntarily terminate this Agreement upon sixty (60) days notice to LMER and payment to LMER of a pro rata share of any minimum royalty due LMER in the year of such termination.

10. Rights of Parties After Termination

10.1 Neither Party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination. The obligations under Paragraphs 3, 8, 10, and shall survive any expiration or termination of this Agreement.

10.2 From and after any termination of this Agreement, Licensee shall have the right to sell any Products that Licensee had already manufactured prior to termination, provided that all royalties and reports required hereinabove shall be submitted to LMER.

10.3 From and after any termination of this Agreement, Licensee shall not manufacture nor have manufactured any Products nor sell or use any Process pursuant to this Agreement.

10.4 The rights and remedies granted herein, and any other rights or remedies which the parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, Licensee shall duly account to LMER and transfer to it all rights to which LMER may be entitled under this Agreement.

11. Force Majeure

11.1 No failure or omission by LMER or by Licensee in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God; acts or omissions of any government or agency thereof, compliance with rules, regulations, or orders of any governmental authority; fire; storm; flood; earthquake; accident; acts of the public enemy; war; rebellion; insurrection; riot; sabotage; invasion; quarantine; restriction; strikes; failures or delays in transportation; or inability to obtain materials due to the aforementioned events.

12. Notices

12.1 All notices and reports shall be addressed to the parties hereto as follows:

     If to LMER:

     Business Manager-Technology Transfer         Facsimile No.
     Lockheed Martin Energy Systems, Inc.,        (423) 576-9465
     Post Office Box 2009                         Verify No.
     Oak Ridge, Tennessee 37831-8242              (423) 241-2353
     If to Licensee:

     Mark D. Gessler
     Facsimile No.                                Gene Logic, Inc.
     (410) 309-3100 ext 109                       10150 Old Columbia Road,
     Verify No.                                   Columbia, Maryland  21046
     (410) 309-9354

12.2 All minimums or royalty payments due LMER shall be sent to:

     Lockheed Martin Energy Research Corporation
     Royalty Account
     Department 888071
     Knoxville, TN 37995-8071

12.3 Any notice, report or any other communication required or permitted to be given by one Party to the other Party by this Agreement shall be in writing and either (a) served personally on the other Party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other Party at its address as indicated above, or to such other address as the addressee shall have previously furnished to the other Party by proper notice, (c) delivered by commercial courier to the other Party, or (d) sent by facsimile to the other Party at its facsimile number indicated above or to such other facsimile number as the Party shall have previously furnished to the other Party by proper notice, with machine confirmation of transmission.

13. Non-Abatement of Royalties

13.1 LMER and Licensee acknowledge that certain of the Proprietary Rights may expire prior to the conclusion of the term of this Agreement; however, LMER and Licensee agree that the royalty rates provided for hereinabove shall be uniform and undiminished, except as otherwise provided pursuant to this Agreement.

14. Waivers

14.1 The failure of either Party at any time to enforce any provision of this Agreement or to exercise any right or remedy shall not be construed to be a waiver of such provisions or of such rights or remedy or the right of that Party thereafter to enforce each and every provision, right, or remedy.

15. Modifications

15.1 It is expressly understood and agreed by the parties hereto that this instrument contains the entire agreement between the parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto have been merged into this document and are thus superseded in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of both of the parties.

16. Confidentiality

16.1 The Parties agree that during the term of this Agreement and for a period of three (3) years after it terminates, a Party receiving information of the other Party, which is marked "confidential," will not disclose such confidential information to any third party without prior written consent of the disclosing Party, except to those necessary to enable the Parties to perform under this Agreement or as may be required by LMER's Prime Contract with the DOE under the same restrictions as set forth herein.

16.2 A Party shall have no obligations with respect to any portion of such confidential information of the other Party which:

      a) is publicly disclosed through no fault of any Party hereto, either before or after it becomes known to the receiving Party; or

      b) was known to the receiving Party prior to the date of this Agreement which knowledge was acquired independently and not from the other Party; or

      c) is subsequently disclosed to the receiving Party in good faith by a third party which has a right to make such a disclosure; or

      d) has been published by a third party as a matter of right; or

      e) is subsequently independently invented or discovered by the receiving Party without reference to the other Party's confidential information.

17. Headings

17.1 The headings for the sections set forth in this Agreement are strictly for the convenience of the parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

18. Law

18.1 This Agreement shall be construed according to the laws of the State of Tennessee and the United States of America.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

"LMER"
LOCKHEED MARTIN ENERGY RESEARCH CORPORATION


By: /s/ William R. Martin
   --------------------------------------

Name: (typed)   William R. Martin
     ------------------------------------

Title: Vice President, Technology Transfer
      ------------------------------------

Date:  6/9/97
     ------------------------------------

"Licensee"
Gene Logic, Inc.


By: /s/ Daniel Passeri
   --------------------------------------

Name:  Daniel Passeri
     ------------------------------------

Title: VP, Business Development and Intellectual Property
       --------------------------------------------------

Date: 6/10/97
     ------------------------------------

                          EXHIBIT A, PROPRIETARY RIGHTS

1. [***]

Inventor: [***]

The following national phase applications are based on [***]

2. [***]

3. [***]

4. [***]

5. [***]


Initials

LMER: /s/ WRM
     --------------------------

Date: 6/9/97
     --------------------------

Licensee: /s/ DRP
         ----------------------

Date: 6/10/97
     --------------------------

                       CONFIDENTIAL TREATMENT REQUESTED

                    EXHIBIT B1, EXECUTION FEE, ROYALTIES AND
                        MINIMUM ANNUAL ROYALTIES AMOUNTS,
                            PATENT COST REIMBURSEMENT

1. In consideration of the rights and licenses granted herein, Licensee agrees to pay LMER [***] of which [***] has already been paid, the remaining [***] to be paid on the execution of this Agreement. Licensee further agrees to pay LMER an additional [***] upon [***]

2. The royalty rate shall be [***] of Net Sales of Products. If Licensee's royalty obligation to all licensors is in excess of [***], then the present sublicensing royalty rates will be reduced on a proportional basis. The present royalty rate will not be reduced below [***]. If this provision is invoked, Licensee agrees to report the following information in addition to the requirements of Paragraph 4.0 of this Agreement:

      1) Names of licensors to whom Licensee has licensing royalty obligations

      2) Royalty rates for each, before and after the proportional decrease referred to above.

3. For Net Sales of Products used in Licensee's in-house drug screening program the royalty rate shall be [***] of Net Sales of Products

4. The [***] shall be calculated as follows: If, by the [***], the [***], then Licensee shall [***] within thirty (30) days of said anniversary date.

5. Reimbursement of all fees and costs relating to the filing, prosecution, and maintenance of the Proprietary Rights after the effective date of this Agreement shall be the responsibility of Licensee. LMER shall invoice Licensee for these fees and costs. Licensee agrees to reimburse LMER within 30 days of receipt of invoice.

6. Reimbursement of all fees and costs relating to the filing, prosecution, and maintenance of the Proprietary Rights which were incurred prior to the effective date of this Agreement shall be provided by Licensee in the amount of [***]. Of this amount, [***] will be paid upon execution of this Agreement,

                       CONFIDENTIAL TREATMENT REQUESTED
in addition to the execution fee described in Paragraph B1 (1) above. The remaining amount of [***] will be paid on the three-month anniversary of this Agreement.

Initials

LMER: /s/ WRM                              Licensee: /s/ DRP
     --------------------------------               ----------------------------

Date: 6/9/97                               Date: 6/10/97
     --------------------------------           --------------------------------


                        EXHIBIT B2, SUBLICENSE ROYALTIES

      In order to maximize the commercialization of the Products and Processes and LMER's overall income from this Agreement, for sublicenses granted to third parties, Licensee agrees to pay LMER a sublicense royalty of amounting to [***] of the total "Sublicensing Revenue" owed Licensee under said sublicenses.

      If Licensee's sublicensing royalty obligation to all licensors is in excess of [***], then the present sublicensing royalty rates will be reduced on a proportional basis. The sublicensing royalty rate will not be reduced below [***] of Sublicensing Revenue. If this provision is invoked, Licensee agrees to report the following information in addition to the requirements of Paragraph 4.0 of this Agreement:

      1) Names of licensors to whom Licensee has sublicensing royalty obligations

      2) Sublicensing royalty rates for each, before and after the proportional decrease referred to above.

Initials

LMER: /s/ WRM
     --------------------------

Date: 6/9/97
     --------------------------

Licensee: DRP
         ----------------------

Date: 6/10/97
     --------------------------


                       CONFIDENTIAL TREATMENT REQUESTED